Exhibit 10.1

SARATOGA RESOURCES, INC.

AMENDMENT NO. 1

(adopted October 9, 2007)

TO

2006 EMPLOYEE AND CONSULTANT STOCK PLAN

By resolution of the Board of Directors of Saratoga Resources, Inc., the Saratoga Resources, Inc. 2006 Employee and Consultant Stock Plan (the “Plan”) is hereby amended to increase the number of shares reserved under the Plan by 1,325,000 shares and Section 4(A) of the Plan is amended and restated to read in full as follows:

“4. STOCK POOL.

(A) MAXIMUM NUMBER OF SHARES AUTHORIZED UNDER PLAN. Shares of stock which may be issued or granted under the Plan shall be authorized and unissued or treasury shares of Common Stock. The aggregate maximum number of shares of Common Stock which may be issued as a grant of Award Shares shall not exceed 2,525,000 shares of Common Stock (the "Stock Pool").”